UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
 October 25, 2006 (October 25, 2006)

________________________________

NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

________________________________

Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		(757) 629-2680
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition and

Item 7.01.     Regulation FD Disclosure

 On October 25, 2006, the Registrant issued a press release, attached hereto as Exhibit 99.  The press release, which reports third quarter results, includes a non-GAAP financial measure, as defined by SEC Regulation G, in the last sentence of the third paragraph, which is reconciled verbally within the release.  Specifically, the release excludes the effects of Ohio tax legislation from net income and diluted earnings per share for the first nine months of 2005 for the purposes of comparing it to net income and diluted earnings per share for the first nine months of 2006.   This measure should be considered in addition to, not as a substitute for, net income and diluted earnings per share reported in accordance with U.S. Generally Accepted Accounting Principles.  Management believes that net income and diluted earnings per share excluding this item may be more indicative of operating results for comparison to prior periods and to other companies and it intends to use this non-GAAP financial measure for comparison purposes at its analysts' meeting scheduled today and in future comparisons to the second quarter of 2005.

Item 9.01.     Financial Statements and Exhibits

Exhibit Number	Description
99	Press Release dated October 25, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                            SIGNATURES

                                                            NORFOLK SOUTHERN CORPORATION

                                                            (Registrant)

                                                            /s/ Dezora M. Martin

                                                            _________________________________

                                                            Name:  Dezora M. Martin
                                                            Title:    Corporate Secretary

Date:  October 25, 2006

EXHIBIT INDEX

Exhibit Number	Description
99	Press Release dated October 25, 2006.